Exhibit 99.1

Press Release
For Immediate Release

Guaranty Bancshares, Inc. Reports
Third Quarter Financial Results

MOUNT PLEASANT, Texas, October 23, 2017 /GlobeNewswire/ -- Guaranty Bancshares, Inc. (NASDAQ: GNTY), the holding company for Guaranty Bank & Trust, N.A. today reported third quarter 2017 results. The company's net income available to common shareholders was $4.1 million, or $0.37 per basic share, for the quarter ended September 30, 2017, compared to $3.4 million, or $0.38 per basic share, for the quarter ended September 30, 2016. The growth in net income was primarily attributable to growth in net interest income, before the provision for loan losses, of $1.4 million and an increase in noninterest income of $300,000. Returns on average assets and average equity for the third quarter were 0.87% and 7.99%, respectively, compared to 0.75% and 9.20%, respectively, for the same period during 2016. The company's earnings per share and return on average equity were impacted by the issuance of 2,300,000 shares of common stock in the company's initial public offering, which closed in May 2017.

Net interest income for the third quarter of 2017 and 2016 was $15.1 million and $13.7 million, respectively, an increase of 10.5%. Net interest margin for the third quarter of 2017 and 2016 was 3.38% and 3.26%, respectively. Net interest income and net interest margin, on a taxable equivalent basis, was $15.5 million and 3.55%, respectively, for the third quarter of 2017.

The provision for loan losses was $800,000 in the third quarter of 2017, compared with $800,000 in the second quarter of 2017 and $840,000 in the third quarter of 2016. The provision for loan losses in the third quarter of 2017 remained consistent with the prior year's quarter despite loan portfolio growth of 6.35% from September 30, 2016, primarily because a large specific reserve was calculated in the third quarter of 2016 that resulted in a higher provision at that time. The level of provision during the third quarter of 2017 is primarily attributable to specific reserves calculated for certain impaired loans and a slight increase in general reserves due to minor increases in some qualitative factors. Nonperforming assets as a percentage of total loans were 0.78% at September 30, 2017, compared to 0.71% at June 30, 2017, and 0.94% at September 30, 2016.

Noninterest income increased 8.8% in the third quarter of 2017 to $3.7 million, compared to $3.4 million in the same quarter a year ago. Merchant and debit card fees increased 12.8% to $778,000, compared to $690,000 in the same quarter last year due to continued growth in net new accounts and debit cards. Gain on sales of loans increased 21.2%, from $486,000 during the third quarter of 2016 to $589,000 in the third quarter of 2017. Other categories of noninterest income increased with the continued growth of the bank.

Noninterest expense for the third quarter of 2017 totaled $12.2 million, compared to $11.5 million for the third quarter of 2016, an increase of 6.0%. The increase in noninterest expense in the third quarter of 2017 was primarily driven by a $359,000 increase in salary and employee benefit expense when compared to the same quarter a year ago, a $218,000 increase in occupancy expenses and a $211,000 increase in legal and professional fees. The increase was partially offset by decreases in FDIC insurance expense of $138,000 and other non-interest expenses of $168,000. The company's efficiency ratio in the third quarter of 2017 was 64.70%, compared to 67.51% in the same quarter last year.

For the nine months ended September 30, 2017, net income increased 36.1% to $11.6 million from $8.5 million for the same period a year ago. Basic earnings per share rose to $1.17 for the nine months ended September 30, 2017 from $0.95 during the same period last year. Net interest income increased 10.9% to $44.1 million for the nine months ended September 30, 2017 from $39.8 million during the same period a year ago. The provision for loan losses totaled $2.3 million, compared to $3.2 million for the nine months ended September 30, 2016. Noninterest income was $10.5 million for the nine months ended September 30, 2017, compared to $9.6 million a year ago. Noninterest expense was $36.1 million for the nine months ended September 30, 2017, compared to $34.3 million during the same period last year.

As of September 30, 2017, consolidated assets for the company totaled $1.9 billion, compared to $1.8 billion at December 31, 2016 and $1.8 billion at September 30, 2016. Loans totaled $1.3 billion at quarter end, compared to loans of $1.2 billion at December 31, 2016, and $1.2 billion at September 30, 2016. Deposits totaled $1.6 billion at September 30, 2017, compared to $1.6 billion at December 31, 2016, and $1.5 billion at September 30, 2016. Shareholders' equity rose to $207.3 million as of September 30, 2017, compared to $141.9 million at December 31, 2016, and $148.0 million at September 30, 2016, primarily as a result of operating earnings and the proceeds of the Company's initial public offering.

The company's Chairman and Chief Executive Officer, Ty Abston, said, "We are pleased with our third quarter and year-to-date results. During the third quarter, we also announced our expansion into the growth markets of Austin and Ft. Worth, Texas. We are very pleased with the initial reception we’ve received in these new markets and feel they will be additive to Guaranty’s future growth prospects."

Guaranty Bancshares, Inc.
Consolidated Financial Summary (Unaudited)
(In thousands, except share and per share data)
	As of
	2017			2016
	September 30	June 30	March 31	December 31	September 30
ASSETS
Cash and due from banks	$33,736	$36,389	$32,576	$39,605	$31,233
Federal funds sold	34,250	17,700	83,175	60,600	61,175
Interest-bearing deposits	27,075	29,217	28,006	27,338	26,891
Total cash and cash equivalents	95,061	83,306	143,757	127,543	119,299
Securities available for sale	238,133	246,233	214,463	156,925	143,243
Securities held to maturity	179,081	182,248	185,837	189,371	193,083
Loans held for sale	3,400	2,435	1,446	2,563	3,086
Loans, net	1,294,847	1,284,318	1,241,215	1,233,651	1,218,175
Accrued interest receivable	6,440	7,631	6,304	7,419	5,904
Premises and equipment, net	43,958	44,491	44,823	44,810	45,043
Other real estate owned	1,929	1,733	1,637	1,692	1,384
Cash surrender value of life insurance	18,376	18,035	17,922	17,804	17,212
Deferred tax asset	4,267	4,121	4,426	4,892	3,650
Core deposit intangible, net	2,870	3,016	3,162	3,308	3,453
Goodwill	18,742	18,742	18,742	18,742	18,742
Other assets	16,949	16,160	17,465	19,616	20,681
Total assets	$1,924,053	$1,912,469	$1,901,199	$1,828,336	$1,792,955

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$405,678	$387,725	$370,810	$358,752	$347,876
Interest-bearing deposits	1,211,624	1,258,648	1,300,361	1,218,039	1,187,485
Total deposits	1,617,302	1,646,373	1,671,171	1,576,791	1,535,361
Securities sold under agreements to repurchase	12,920	14,153	12,663	10,859	12,709
Accrued interest and other liabilities	7,601	7,921	7,595	6,006	6,753
Other debt	—	—	18,929	18,286	9,643
Federal Home Loan Bank advances	65,157	25,161	25,165	55,170	60,174
Subordinated debentures	13,810	14,310	19,310	19,310	20,310
Total liabilities	1,716,790	1,707,918	1,754,833	1,686,422	1,644,950
Commitments and contingent liabilities:
KSOP-owned shares	—	—	34,300	31,661	39,923

Shareholders' equity	207,263	204,551	146,366	141,914	148,005
Less: KSOP-owned shares	—	—	34,300	31,661	39,923
Total shareholders' equity	207,263	204,551	112,066	110,253	108,082
Total liabilities and shareholders' equity	$1,924,053	$1,912,469	$1,901,199	$1,828,336	$1,792,955

	Quarter Ended
	2017			2016
	September 30	June 30	March 31	December 31	September 30
INCOME STATEMENTS
Interest income	$18,165	$17,792	$17,136	$16,717	$16,427
Interest expense	3,063	2,993	2,895	2,692	2,759
Net interest income	15,102	14,799	14,241	14,025	13,668

Provision for loan losses	800	800	650	400	840
Net interest income after provision for loan losses	14,302	13,999	13,591	13,625	12,828
Noninterest income	3,702	3,516	3,282	3,414	3,402
Noninterest expense	12,166	11,906	12,045	12,040	11,480
Income before income taxes	5,838	5,609	4,828	4,999	4,750
Income tax provision	1,699	1,633	1,312	1,425	1,380
Net earnings	$4,139	$3,976	$3,516	$3,574	$3,370

PER COMMON SHARE DATA
Earnings per common share, basic	$0.37	$0.40	$0.40	$0.40	$0.38
Earnings per common share, diluted	0.37	0.39	0.40	0.40	0.38
Cash dividends per common share	0.13	0.26	—	0.26	—
Book value per common share - end of quarter	18.74	18.50	16.72	16.22	16.53
Tangible book value per common share - end of quarter(1)	16.79	16.53	14.22	13.70	14.05
Common shares outstanding - end of quarter	11,058,956	11,058,956	8,753,933	8,751,923	8,955,476
Weighted-average common shares outstanding, basic	11,058,956	10,019,049	8,751,945	8,968,262	8,955,476
Weighted-average common shares outstanding, diluted	11,164,429	10,106,825	8,784,410	8,976,328	8,965,057

PERFORMANCE RATIOS
Return on average assets (annualized)	0.87%	0.85%	0.76%	0.79%	0.75%
Return on average equity (annualized)	7.99	8.85	9.72	9.68	9.20
Net interest margin (annualized)	3.38	3.40	3.24	3.32	3.26
Efficiency ratio (2)	64.70	65.10	68.74	69.04	67.51

	Nine Months Ended
	September 30,
	2017	2016
INCOME STATEMENTS
Interest income	$53,093	$47,991
Interest expense	8,951	8,176
Net interest income	44,142	39,815
Provision for loan losses	2,250	3,240
Net interest income after provision for loan losses	41,892	36,575
Noninterest income	10,500	9,602
Noninterest expense	36,117	34,340
Income before income taxes	16,275	11,837
Income tax provision	4,644	3,290
Net earnings	$11,631	$8,547

PER COMMON SHARE DATA
Earnings per common share, basic	$1.17	$0.95
Earnings per common share, diluted	1.16	0.95
Cash dividends per common share	0.39	0.26
Book value per common share - end of quarter	18.74	16.53
Common shares outstanding - end of quarter	11,058,956	8,955,476
Weighted-average common shares outstanding, basic	9,951,767	8,991,671
Weighted-average common shares outstanding, diluted	10,027,272	9,001,252

PERFORMANCE RATIOS
Return on average assets	0.82%	0.65%
Return on average equity	8.74	7.89
Net interest margin	3.37	3.25
Efficiency ratio (2)	66.13	69.47
(1) See Reconciliation of non-GAAP Financial Measures table
(2) The efficiency ratio was calculated by dividing total noninterest expense by net interest income plus noninterest income, excluding securities gains or losses. Taxes are not part of this calculation.

Guaranty Bancshares, Inc.
Selected Financial Data (Unaudited)
(In thousands)
	As of
	2017			2016
	September 30	June 30	March 31	December 31	September 30
LOAN PORTFOLIO COMPOSITION
Commercial and industrial	$192,663	$217,497	$205,903	$223,997	$224,617
Real estate:
Construction and development	201,067	177,600	152,760	129,366	125,045
Commercial real estate	393,314	378,722	372,855	367,656	360,676
Farmland	54,349	63,839	62,130	62,362	61,902
1-4 family residential	365,889	356,457	360,873	362,952	348,401
Multi-family residential	23,235	28,833	23,943	26,079	34,538
Consumer	51,711	51,677	52,816	53,505	54,345
Agricultural	24,449	21,854	21,473	18,901	19,223
Overdrafts	698	364	390	317	594
Total loans(1)	$1,307,375	$1,296,843	$1,253,143	$1,245,135	$1,229,341

	Quarter Ended
	2017			2016
	September 30	June 30	March 31	December 31	September 30
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$12,525	$11,928	$11,484	$11,166	$11,606
Loans charged-off	(929)	(302)	(248)	(243)	(1,330)
Recoveries	132	99	42	161	50
Net charge-offs	(797)	(203)	(206)	(82)	(1,280)
Provision for loan losses	800	800	650	400	840
Balance at end of period	$12,528	$12,525	$11,928	$11,484	$11,166

Allowance for loan losses / period-end loans	0.96%	0.97%	0.95%	0.92%	0.91%
Allowance for loan losses / nonperforming loans	217.7	316.4	389.0	260.5	179.4
Net charge-offs / average loans (annualized)	0.25	0.06	0.07	0.03	0.42

NON-PERFORMING ASSETS
Non-performing loans(2)	$5,755	$3,958	$3,066	$4,409	$6,223
Other real estate owned	1,929	1,733	1,637	1,692	1,384
Repossessed assets owned	2,479	3,501	3,526	3,530	3,973
Total non-performing assets	$10,163	$9,192	$8,229	$9,631	$11,580

Non-performing assets as a percentage of:
Total loans(1)	0.78%	0.71%	0.66%	0.77%	0.94%
Total assets	0.53%	0.48%	0.43%	0.53%	0.65%

Restructured loans-nonaccrual	—	—	42	43	42
Restructured loans-accruing	316	323	330	462	1,354

	Quarter Ended
	2017			2016
	September 30	June 30	March 31	December 31	September 30
NONINTEREST INCOME
Service charges	$986	$938	$877	$905	$914
Net realized gain (loss) on securities transactions	—	25	—	—	64
Net realized gain on sale of loans	589	472	429	487	486
Fiduciary income	362	343	350	347	364
Bank-owned life insurance income	116	114	117	116	112
Merchant and debit card fees	778	791	732	715	690
Loan processing fee income	146	163	145	149	161
Other noninterest income	725	670	632	695	611
Total noninterest income	$3,702	$3,516	$3,282	$3,414	$3,402

NONINTEREST EXPENSE
Employee compensation and benefits	$6,729	$6,440	$6,987	$6,554	$6,370
Occupancy expenses	1,938	1,866	1,748	1,674	1,720
Legal and professional fees	692	419	361	577	481
Software and technology	533	517	483	502	451
Amortization	258	259	264	261	240
Director and committee fees	253	248	259	260	222
Advertising and promotions	303	335	241	263	278
ATM and debit card expense	253	264	249	228	203
Telecommunication expense	128	141	143	171	130
FDIC insurance assessment fees	162	174	191	300	300
Other noninterest expense	917	1,243	1,119	1,250	1,085
Total noninterest expense	$12,166	$11,906	$12,045	$12,040	$11,480

	Nine Months Ended
	September 30,
	2017	2016
NONINTEREST INCOME
Service charges	$2,801	$2,625
Net realized gain (loss) on securities transactions	25	82
Net realized gain on sale of loans	1,490	1,231
Fiduciary income	1,055	1,058
Bank-owned life insurance income	347	337
Merchant and debit card fees	2,301	2,026
Loan processing fee income	454	473
Other noninterest income	2,027	1,770
Total noninterest income	$10,500	$9,602

NONINTEREST EXPENSE
Employee compensation and benefits	$20,156	$19,057
Occupancy expenses	5,552	5,196
Legal and professional fees	1,472	1,358
Software and technology	1,533	1,368
Amortization	781	719
Director and committee fees	760	680
Advertising and promotions	879	752
ATM and debit card expense	766	705
Telecommunication expense	412	438
FDIC insurance assessment fees	527	900
Other noninterest expense	3,279	3,167
Total noninterest expense	$36,117	$34,340
(1) Excludes outstanding balances of loans held for sale of $3.4 million, $2.4 million, $1.4 million, $2.6 million and $3.1 million as of September 30, 2017, June 30, 2017, March 31, 2017, December 31, 2016 and September 30, 2016, respectively.
(2) Restructured loans-nonaccrual are included in nonaccrual loans which are a component of nonperforming loans.

Guaranty Bancshares, Inc.
Selected Financial Data (Unaudited)
(In thousands)
	For the Three Months Ended September 30,
	2017			2016
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
ASSETS
Interest-earnings assets:
Total loans(1)	$1,300,307	$15,486	4.72%	$1,223,611	$14,294	4.65%
Securities available for sale	245,409	1,376	2.22%	163,563	709	1.72%
Securities held to maturity	180,737	1,088	2.39%	196,003	1,252	2.54%
Nonmarketable equity securities	6,541	59	3.58%	8,816	61	2.75%
Interest-bearing deposits in other banks	40,997	156	1.51%	75,112	111	0.59%
Total interest-earning assets	1,773,991	$18,165	4.06%	1,667,105	$16,427	3.92%
Allowance for loan losses	(12,492)			(11,843)
Noninterest-earnings assets	145,958			140,087
Total assets	$1,907,457			$1,795,349
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing deposits	$1,224,991	$2,730	0.88%	$1,162,060	$2,329	0.80%
Advances from FHLB and fed funds purchased	50,420	157	1.24%	93,001	97	0.41%
Other debt	—	—	—%	10,000	104	4.14%
Subordinated debentures	13,821	164	4.71%	20,310	217	4.25%
Securities sold under agreements to repurchase	14,262	12	0.33%	11,952	12	0.40%
Total interest-bearing liabilities	1,303,494	$3,063	0.93%	1,297,323	$2,759	0.85%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	390,043			344,721
Accrued interest and other liabilities	6,798			6,752
Total noninterest-bearing liabilities	396,841			351,473
Shareholders’ equity	207,122			146,553
Total liabilities and shareholders’ equity	$1,907,457			$1,795,349
Net interest rate spread(2)			3.13%			3.07%
Net interest income		$15,102			$13,668
Net interest margin(3)			3.38%			3.26%

(1) Includes average outstanding balances of loans held for sale of $2.1 million and $1.7 million for the three months ended September 30, 2017 and 2016, respectively.
(2) Net interest spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
(3) Net interest margin is equal to net interest income divided by average interest-earning assets, annualized.

	For the Nine Months Ended September 30,
	2017			2016
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
ASSETS
Interest-earnings assets:
Total loans(1)	$1,269,387	$45,115	4.75%	$1,158,807	$40,857	4.71%
Securities available for sale	216,908	3,678	2.27%	216,744	3,057	1.88%
Securities held to maturity	184,269	3,340	2.42%	179,963	3,549	2.63%
Nonmarketable equity securities	7,012	379	7.23%	8,452	193	3.05%
Interest-bearing deposits in other banks	72,948	581	1.06%	74,525	335	0.60%
Total interest-earning assets	1,750,524	$53,093	4.06%	1,638,491	$47,991	3.91%
Allowance for loan losses	(12,040)			(10,654)
Noninterest-earnings assets	144,937			137,796
Total assets	$1,883,421			$1,765,633
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing deposits	$1,243,536	$7,761	0.83%	$1,169,468	$6,791	0.78%
Advances from FHLB and fed funds purchased	41,661	294	0.94%	65,503	240	0.49%
Other debt	8,973	300	4.48%	13,650	452	4.42%
Subordinated debentures	16,607	559	4.50%	20,642	656	4.25%
Securities sold under agreements to repurchase	12,937	37	0.38%	12,264	37	0.40%
Total interest-bearing liabilities	1,323,714	$8,951	0.90%	1,281,527	$8,176	0.85%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	375,655			333,640
Accrued interest and other liabilities	6,650			5,939
Total noninterest-bearing liabilities	382,305			339,579
Shareholders’ equity	177,402			144,527
Total liabilities and shareholders’ equity	$1,883,421			$1,765,633
Net interest rate spread(2)			3.15%			3.06%
Net interest income		$44,142			$39,815
Net interest margin(3)			3.37%			3.25%
(1) Includes average outstanding balances of loans held for sale of $3.5 million and $3.2 million for the nine months ended September 30, 2017 and 2016, respectively.
(2) Net interest spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
(3) Net interest margin is equal to net interest income divided by average interest-earning assets, annualized.

Guaranty Bancshares, Inc.
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In thousands, except share and per share data)
	As of
	2017			2016
	September 30	June 30	March 31	December 31	September 30
Total shareholders’ equity, including KSOP-owned shares	$207,263	$204,551	$146,366	$141,914	$148,005
Adjustments:
Goodwill	(18,742)	(18,742)	(18,742)	(18,742)	(18,742)
Core deposit and other intangibles	(2,870)	(3,016)	(3,162)	(3,308)	(3,453)
Total tangible common equity	$185,651	$182,793	$124,462	$119,864	$125,810
Common shares outstanding - end of period(1)	11,058,956	11,058,956	8,753,933	8,751,923	8,955,476
Book value per common share	$18.74	$18.50	$16.72	$16.22	$16.53
Tangible book value per common share	$16.79	$16.53	$14.22	$13.70	$14.05
(1) Excludes the dilutive effect, if any, of shares of common stock issuable upon exercise of outstanding stock options.

About Non-GAAP Financial Measures

Certain of the financial measures and ratios we present, including “tangible book value per share” are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance.

A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

About Guaranty Bancshares, Inc.

Guaranty Bancshares, Inc. is a bank holding company that conducts banking activities through its wholly-owned subsidiary, Guaranty Bank & Trust, N.A. As one of the oldest regional community banks in Texas, Guaranty Bank & Trust provides its customers with a full array of relationship-driven commercial and consumer banking products and services, as well as mortgage, trust, and wealth management products and services that are tailored to meet the needs of small and medium-sized businesses, professionals, and individuals. Guaranty Bank & Trust has 26 banking locations across 18 Texas communities located within the East Texas, Dallas/Fort Worth and Central Texas regions of the state. Visit www.gnty.com for more information.

Cautionary Statement Regarding Forward-Looking Information

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our results of operations, financial condition and financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Such factors include, without limitation, the “Risk Factors” referenced in our Registration Statement on Form S-1 filed with the Securities and Exchange Commission (SEC), other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the following factors: business and economic conditions generally and in the financial services industry, nationally and within our current and future geographic market areas; economic, market, operational, liquidity, credit and interest rate risks associated with our business; the composition of our loan portfolio, including deteriorating asset quality and higher loan charge-offs; the laws and regulations applicable to our business; our ability to achieve organic loan and deposit growth and the composition of such growth; increased competition in the financial services industry, nationally, regionally or locally; our ability to maintain our historical earnings trends; our ability to raise additional capital to execute our business plan; acquisitions and integrations of acquired businesses; systems failures or interruptions involving our information technology and telecommunications systems or third-party servicers; the composition of our management team and our ability to attract and retain key personnel; the fiscal position of the U.S. federal government and the soundness of other financial institutions; and the amount of nonperforming and classified assets we hold. We can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this communication, and we do not intend, and assume no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Contact:

Cappy A. Payne Senior Executive Vice President and Chief Financial Officer (888) 572-9881 investors@gnty.com

Source: Guaranty Bancshares, Inc.